UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2024

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Acutus Medical, Inc.

(Exact name of Registrant as Specified in Its Charter)

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Delaware	001-39430	45-1306615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Faraday Ave., Suite 100 Carlsbad, CA		92008
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (442) 232-6080

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered[1]
Common Stock, par value $0.001	AFIB	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1 On May 16, 2024, the Nasdaq Stock Market LLC filed a Form 25 to delist our common stock and remove such securities from registration under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and such delisting took effect on May 26, 2024. The deregistration of our common stock under Section 12(b) of the Exchange Act was effective 90 days after the Form 25 filing. Our common stock currently trades on the OTC Pink Market under the symbol “AFIB.”

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on February 16, 2024, Biotronik SE & Co. KG (“Biotronik”) and VascoMed GmbH (“VascoMed”, and together with Biotronik, the “BIO Parties”) commenced arbitration (“Arbitration”) against Acutus Medical, Inc. (the “Company”) with the American Arbitration Association, alleging that the Company breached its contractual obligations under five agreements relating to the licensing, manufacturing and distribution of medical devices: (i) the License and Distribution Agreement with the BIO Parties entered into on July 2, 2019 (the “LDA”); (ii) the Global Alliance for Biotronik Product Distribution Agreement with Biotronik entered into on May 11, 2020 and the Global Alliance for Acutus Product Distribution Agreement, as amended, with Biotronik entered into on May 25, 2020 (collectively, the “Distribution Agreements”); (iii) the Feasibility and Development Agreement with Biotronik entered into on June 3, 2021 (the “F&D Agreement”); and (iv) the Manufacturing and Supply Agreement with Biotronik entered into on April 19, 2022 (the “MSA”, and together with the LDA, the Distribution Agreements and the F&D Agreement, the “Relevant Agreements”). Further descriptions of the LDA, the Distribution Agreements and the F&D Agreement are included in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 7, 2021 and the Company’s Registration Statement on Form S-1 filed with the SEC on July 15, 2020, as applicable, which descriptions are incorporated by reference herein. The foregoing descriptions of the LDA, the Distribution Agreements and the F&D Agreement are not complete and are qualified in their entirety by the respective agreements, copies of which are filed as Exhibits 10.4, 10.5, 10.6 and 10.33, respectively, to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 24, 2023.

On October 15, 2024, the Company and the BIO Parties entered into a Settlement Agreement and Release (the “Settlement Agreement”) terminating the Relevant Agreements (except for certain surviving obligations specified therein), settling the Arbitration relating to the Relevant Agreements and releasing and discharging each party of all claims against the other, including any claims that were or could have been asserted in the Arbitration. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Settlement Agreement.

Pursuant to the Settlement Agreement, the Company must pay to Biotronik (i) an initial settlement payment of approximately $2.6 million; (ii) contingent payments of (x) in the event of a Qualifying Asset Sale, an amount equal to 50% of the aggregate cash consideration received; (y) in the event of a Change of Control of the Company involving a Competitive Company, (A) initial amounts of $8 million and 5% of the aggregate upfront consideration received, with the latter not to exceed approximately $25 million (“Agreed Upfront Consideration”) and (B) additional amounts if additional consideration is received, up to approximately $25 million in aggregate (including the Agreed Upfront Consideration); and (z) in the event of a Change of Control not involving a Competitive Company, with certain exceptions, an amount equal to 25% of the aggregate cash consideration received.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the Company’s and the BIO Parties’ entry into the Settlement Agreement, the Relevant Agreements (except for certain surviving obligations specified therein) were terminated.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein in this Item 1.02.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1*	Settlement Agreement and Release, dated October 15, 2024, by and among the BIO Parties and the Company
104.0	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Portions of this exhibit have been omitted pursuant to Items 601(a)(5) and/or 601(b)(10)(iv) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of an unredacted copy of this exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Acutus Medical, Inc.

Date: October 17, 2024	By:	/s/ Takeo Mukai
Takeo Mukai
Chief Executive Officer & Chief Financial Officer

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